Invest in Leadership Brands Double Down on International Selective & Strategic M&A Consumer Centric Unify, Include & Elevate the Best People Accelerate Shared Service Excellence Maximize Operating Efficiency Optimize Capital Deployment Investor Presentation April 2022

costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other environmental, social and governance matters, the risks associated with significant changes in or the Company’s compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the Company’s ability to continue to avoid classification as a Controlled Foreign Corporation, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks of significant tariffs or other restrictions being placed on imports from China, Mexico or Vietnam or any retaliatory trade measures taken by China, Mexico or Vietnam, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, significant impairment of the Company’s goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, increased costs of raw materials, energy and transportation, the risks to the Company’s liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets and limitations under its financing arrangements, risks associated with foreign currency exchange rate fluctuations, and projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary in a material amount. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. Reconciliation of Non-GAAP Financial Measures: This presentation includes non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), Core and Non-Core Adjusted Diluted EPS, and Free Cash Flow (“Non-GAAP Financial Measures”) that are discussed in this presentation or in the accompanying tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the tables within this presentation which reconcile these measures to their corresponding GAAP- based measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges and benefits would not accurately reflect the underlying performance of the Company’s operations for the period in which the charges and benefits are incurred, even though such charges and benefits may be incurred and reflected in the Company’s GAAP financial results in the near future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information and may be calculated differently than non- GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non- GAAP information. Forward Looking Statements and Reconciliation of Non-GAAP Financial Measures Forward Looking Statements: Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this presentation, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2022, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, the geographic concentration and peak season capacity of certain U.S. distribution facilities which increase its risk to disruptions that could affect the Company’s ability to deliver products in a timely manner, the Company's ability to successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of COVID-19 and any similar future public health crisis, pandemic or epidemic, the Company’s ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers, the Company’s ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the current conflict between Russia and Ukraine, and volatility in the global credit and financial markets and economy, the Company’s dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a future downturn from the effects of COVID-19, risks associated with the use of licensed trademarks from or to third parties, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, expectations regarding recent acquisitions (including Curlsmith and Osprey) and any future acquisitions or divestitures, including the Company’s ability to realize related synergies along with its ability to effectively integrate acquired businesses or disaggregate divested businesses, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the

Phase II: FY20-FY24Phase I: FY15-FY19 3 Evolution of Transformation Strategy Invest in Leadership Brands Double Down on International Selective & Strategic M&A Consumer Centric Unify, Include & Elevate the Best People Accelerate Shared Service Excellence Maximize Operating Efficiency Optimize Capital Deployment

$114 $166 $154 $197 $205 $174 $254 $215 $63 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 4 $1,308 $1,335 $1,383 $1,398 $1,479 $1,564 $1,707 $2,099 $2,223 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 Revenue ($ in Millions) $4.50 $5.50 $5.78 $6.49 $7.24 $8.06 $9.30 $11.65 $12.36 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 Free Cash Flow ($ in Millions) 1.5% 2.1% 3.6% 1.0% 5.8%YOY Growth Adjusted Operating Income ($ in Millions) $183 $188 $194 $210 $224 $239 $269 $334 $355 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 14.0% 14.1% 14.0% 15.0% 15.1% Adjusted Operating Margin 5.8% 15.3% Non-GAAP Adjusted Diluted EPS Phase I Generated Excellent Results and Phase II Continuing Strong 9.2% 15.8% Phase I Phase II 22.9% 15.9% 5.9% 16.0% FY22 includes the acquisition of Osprey and investments related to our new DC

5 Higher Margin Asset Efficient Differentiated Market Leader Growth Adjacencies FY22 Phase II Transformation Beginning of Phase I Transformation FY2014 Leadership Brand Progression ˜44% ˜56% ˜19% ˜81% Leadership Brands Leadership Brands Phase I (FY14 - FY19) Phase II to Date (FY20 - FY22) 11.1% 13.3%* Leadership Brand Net Sales Growth CAGR * Fiscal 2022 and 2021 include a full year of net sales revenue from Drybar Products LLC, acquired on January 23, 2020, compared to approximately five weeks of net sales revenue in fiscal 2020. Fiscal 2022 includes approximately nine weeks of net sales revenue from Osprey Packs, Inc., acquired on December 29, 2021. Strong Portfolio of Leadership Brands

Fiscal 2022 Highlights*

Core Sales in Millions


+8.4% vs. FY21
$2,020
$2,189
FY21
FY22

Core Adjusted Diluted EPS


+10.4% vs. FY21
$11.03
$12.18
FY21
FY22

Key Fiscal Year Takeaways:

- Core sales growth of 8.4% year over year, even including the adverse impact of the EPA matter
- Core adjusted diluted EPS growth of 10.4% year over year, reflecting our diversified portfolio and strong execution to overcome the unfavorable impacts of both higher inflationary costs and the EPA matter
- Investments in inventory help mitigate supply chain disruptions and higher input costs in fiscal 2022
- Acquired Osprey Packs, Inc. for $410.9 million, on Dec. 29, 2021
- Low leverage ratio of 2.1x as of February 28, 2022

Subsequent to Fiscal 2022:

- Acquired Recipe Products Ltd. for $150.0 million, on April 22, 2022
- Liquidity of ~$192.8 million as of April 20, 2022, post-Curlsmith acquisition, available for accretive acquisitions and returning capital to shareholders through opportunistic share repurchases

* Fiscal 2022 includes $24.4 million of net sales revenue and $0.06 of adjusted diluted EPS from Osprey Packs, Inc., acquired on December 29, 2021, with no net sales revenue or adjusted diluted EPS contribution in the prior year period.

6

Helen of Troy

FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22* FY23E* $4.50 $4.80 $5.92 $6.51 $7.27 $8.72 $11.03 $12.18 $13.38 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22* FY23E* $1,184 $1,231 $1,281 $1,370 $1,461 $1,615 $2,020 $2,189 $2,450 7 Accelerated Core Growth in Phase II Core Net Sales ($ in millions) Phase I Phase II Core Adjusted Diluted EPS Phase I Phase II * FY22 includes Osprey contribution of $24.4M of sales and $0.06 of adjusted diluted EPS. FY23 includes expected contribution of $180M - $185M of sales and $0.50 - $0.55 of adjusted diluted EPS from Osprey and $30M - $35M of sales and $0.20 - $0.25 of adjusted diluted EPS from Curlsmith. FY23 Core Adjusted EPS Growth Target*: Average Annual Growth of 4.5% to 7.0% FY23 Core Revenue Growth Target*: Average Annual Growth of 8.5% to 10.5%

In fiscal 2023 we expect a net favorable impact to net sales of approximately $10 million and adjusted diluted EPS of approximately $0.10 related to the EPA matter. In fiscal 2022 we incurred an unfavorable impact of the EPA matter on sales volume of $60 million and $0.06 in adjusted diluted EPS. While we have resumed normalized levels of shipping of the affected inventory, we are still in process of repackaging our existing inventory of impacted products. Additionally, as a result of continuing dialogue with the EPA, we are executing further repackaging and relabeling plans on certain additional humidifier products and certain additional air filtration products. EPA Packaging Compliance Update As disclosed in our Form 8-K Filing on August 10, 2021, we have largely resolved the EPA's compliance concerns with modest changes to product labeling and began executing repackaging plans for the bulk of the affected products in the second quarter of fiscal 2022. Water filtration: In July 2021, the EPA approved modest changes to our labeling claims on packaging of existing water filtration products, which we implemented, and subsequently began shipping in limited quantities during the second quarter of fiscal 2022. The shipping volume for these products has continued to increase and, in September 2021, we returned to a more normalized level of shipping activity. Air filtration: In August 2021, the EPA approved changes to our air filtration packaging and we implemented a repackaging plan and began shipping limited quantities of the impacted products as of the end of August 2021 and returned to a more normalized level of shipping activity for these products in November 2021. Humidification: We have also resolved the majority of the packaging compliance concerns on the limited subset of humidifier products and we do not expect a material impact on our consolidated financial results. As disclosed in our Q1 FY22 earnings release, we were in discussions with the EPA regarding the compliance of packaging claims on certain of our products in the air and water filtration categories and a limited subset of humidifier products within the Health & Wellness* segment that are sold in the U.S. The EPA did not raise any product quality, safety or performance issues. As a result of these packaging compliance discussions, on May 27, 2021, we voluntarily implemented a temporary stop shipment action on the impacted products as we worked with the EPA towards an expedient resolution. 8 *In the fourth quarter of fiscal 2022, our Health & Home segment was renamed Health & Wellness.

On a Two-Year Stack, The Results are Compelling* Fiscal Year Ending February 28, 2022 % Change FY22/FY20 39.7% 35.5% 33.1% 30.4% Core Adjusted Diluted EPS (non-GAAP) Online channel net sales revenue Leadership Brand net sales revenue Core business net sales revenue 9 Health & Wellness** Home & Outdoor** Beauty 89.2% 35.1% 13.4% Core business net sales revenue % Change FY22/FY20 *These financial measures may be considered non-GAAP and are defined in the Glossary included within this presentation. **In the fourth quarter of fiscal 2022, our Housewares segment was renamed Home & Outdoor, and our Health & Home segment was renamed Health & Wellness.

Digital Investments Have Fueled Exponential Online Sales Mix Growth 0% 5% 10% 15% 20% 25% 30% 6% 9% 9% 12% 16% 19% 24% 26% 24% FY14 FY20 FY21 Online Channel Net Sales as a % of Total Company Net Sales Transformation Phase I Transformation Phase II +32 % Vs FY20 10 FY22 -1.3%* Vs FY21 FY19FY15 FY16 FY18FY17 * Primary drivers of the YoY decline for FY22 vs FY21 are the impact of the EPA matter as well as a shift to more brick and mortar sales as compared to the prior year when online sales benefitted from the impact of COVID-19.

Value Creation Flywheel 11 Working Capital Improvement Margin Expansion Organic Revenue GrowthLow Capex Accretive and Low Risk Capital Deployment Leadership Brand Innovation and Investment High Quality Global Shared ServicesDebt and Tax Efficiency

Proven Ability to Deploy Capital and Invest in Attractive Assets • FY22 Net sales of $2.2B: built from acquisition and organic growth • Bolting On: success adding new categories, geographies and channels • Tucking In: o Acquire new brands and adjacencies for additional growth o Trademark license opportunities with favorable long-term agreements • Right Balance: of integration and independence Divest 2009 2010 2016 202020142011 20152010200720042003 2008 2017 Divest Personal Care 2021 2021 20222020 12

Curlsmith Transaction Highlights * • The total purchase consideration, net of cash acquired, was $150.0 million in cash, subject to certain customary closing adjustments • Aligns with acquisition strategy by tucking in an early stage, fast growing and disruptive innovator • Adds another highly profitable prestige hair care brand with credible room to grow at double digit rate • Complements and further enhances Beauty prestige platform beyond Drybar to capitalize on the fast-growing textured hair market • Better together combination - Curlsmith is at an important inflection point where it needs the capabilities of Helen of Troy’s Beauty Segment and Shared Services • Asset light/100% outsourced manufacturing • Aligns with ESG philosophy • Implies a pre-synergy multiple of less than 10x estimated calendar year 2022 adjusted EBITDA*; compares favorably to HELE current EV/TTM adjusted EBITDA* multiple of approximately 15.0x • Curlsmith CY22 expected net sales of $40-$42 million and expected net sales of $30 million to $35 million for the pro-rata period of fiscal 2023. • Expected to be accretive to consolidated sales growth rate, gross profit margin, adjusted EBITDA margin*, adjusted diluted EPS*, adjusted diluted EPS* growth rate, and cash flow • Curlsmith immediately becomes the most profitable brand in our Helen of Troy portfolio, further increasing the Beauty segment adjusted operating margin* which is already the highest in the Company • Financed with cash on hand and existing revolving credit facility Overview Financial Accretion Funding *These financial measures may be considered non-GAAP and are defined in the Glossary included within this presentation 13

Highly Experienced Global Leadership Team 2. Conservative Approach to Debt Julien Mininberg Chief Executive Officer Jay Caron Chief of Global Operations Harish Ramani Chief Information Officer Lisa Kidd Chief People Officer Tessa Judge Chief Legal Officer Larry Witt President ofHome & Outdoor NicolasLanus President of International Matt Osberg Chief Financial OfficerNoel Geoffroy Chief Operating Officer RonaldAnderskow President of Global Beauty Mauricio Troncoso President of Health & Wellness Jack Jancin SVP, Corporate Business Development 14

Fiscal 2023 Outlook 15 Consolidated Expected Consolidated Growth/(Decline) Expected Core Growth/(Decline) Health & Wellness net sales Adjusted diluted EPS (non-GAAP) Beauty net sales Home & Outdoor net sales 3.0% to 5.4% 4.5% to 7.0% Net sales revenue 6.8% to 8.8% 19.0% to 21.0%* (1.0)% to 1.0% (1.7)% to 1.1%** 8.5% to 10.5% 19.0% to 21.0%* (1.0)% to 1.0% 4.5% to 7.5%** Our consolidated net sales and EPS outlooks reflect the following assumptions: • the severity of the cough/cold/flu season will be in line with pre-COVID historical averages; • April 2022 foreign currency exchange rates will remain constant for the remainder of the fiscal year; • the estimated net favorable impact to net sales of approximately $10 million and adjusted diluted EPS of approximately $0.10 related to the EPA matter; • an estimated unfavorable impact to net sales of approximately $10 million and adjusted diluted EPS of approximately $0.10 due to not being able to ship certain products on a timely basis related to damage to a third party storage facility caused by a severe weather event in March 2022; • estimated incremental after-tax inflationary cost pressures in the range of $75 million to $80 million, or approximately $3.10 to $3.30 of adjusted diluted EPS • expected interest expense in the range of $35 million to $36 million due to higher average levels of debt due to recent acquisitions and the expectation the Federal Open Market Committee (“FOMC”) will increase interest rates by 225 basis points during calendar year 2022; • a reported consolidated GAAP effective tax rate range of 13.0% to 14.0% for the full fiscal year 2023 and a consolidated adjusted effective tax rate range of 11.7% to 12.7%; and • an estimated weighted average diluted shares outstanding of 24.2 million. *Includes expected net sales from Osprey of $180 million to $185 million. **Includes expected net sales from Curlsmith of $30 million to $35 million for the pro-rata period of fiscal 2023.

Q1 Fiscal 2023 Outlook 16 Consolidated Expected Consolidated Adjusted diluted EPS (non-GAAP) $2.05 - $1.85 Net sales revenue $480 million - $460 million Historically, we have provided our Outlook on an annual basis, however due to the current dynamic market conditions and unique factors effecting the comparability to the prior year base, we are providing an outlook for net sales revenue and adjusted diluted EPS for the first quarter of fiscal 2023. The outlook provided for the first quarter is included in the assumptions for the full fiscal 2023 outlook included on slide 15. Our first quarter consolidated net sales and adjusted diluted EPS outlooks reflect the following assumptions: • an unfavorable impact from approximately $20 million in sales that were pulled forward into the fourth quarter of fiscal 2022 from the first quarter of fiscal 2023, as retailers accelerated orders to improve their inventory levels and in anticipation of price increases; • an unfavorable comparative impact from last year’s Winter Storm Uri, which delayed approximately $15 million in orders that were not able to be shipped in the fourth quarter of fiscal 2021; • an estimated unfavorable impact to net sales of approximately $5 million and adjusted diluted EPS of approximately $0.05 due to not being able to ship certain products on a timely basis related to damage to a third party storage facility caused by a severe weather event in March 2022; • unfavorable category and consumption trends in March and April, primarily in the Beauty and Health & Wellness segments, partially offset by growth in Home & Outdoor primarily due to the acquisition of Osprey; • higher levels of SG&A than the first quarter of fiscal 2022 driven by the acquisition of Osprey, as well as the timing of marketing investments, higher distribution expense, increased information technology related spending, and higher administrative expense; and • higher interest expense than fiscal 2022 primarily due to higher average levels of debt due to recent acquisitions.

Signatory to the New Plastics Economy, an initiative to transition away from single use and unnecessary plastic; implementing changes to incorporate responsible packaging elements throughout the Company Integrating ESG into our Businesses June 2021: First Ever ESG Report Published We believe that a strong and transparent ESG plan will provide lasting long-term benefits and continuous improvement to our key stakeholders as we respond to their interests and evolving needs. Became members of the Carbon Disclosure Project Supply Chain Program and BSCI, organizations that strengthen support to our suppliers on ESG issues Partnering with The Trevor Project, working to save young LGBTQ lives; and Professional Beauty Association, providing 10 scholarships to underrepresented minorities Supplier Engagement Responsible Packaging Philanthropy ESG in Action 17 Science Based Targets (SBT) Formalized our commitment to work with other companies towards a net-zero economy; targeting absolute scope 1, 2 and 3 emissions reductions by Fiscal 2030

Appendix

Glossary of Terms 19 Acquisition-related Expenses – Expenses associated with the definitive agreement to acquire Drybar Products LLC and Osprey Packs, Inc Adjusted Diluted Earnings per Share (EPS) – Non-GAAP Adjusted Income divided by diluted shares outstanding Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, asset impairment charges, EPA compliance costs, restructuring charges, acquisition-related expenses, and non-cash share-based compensation. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales revenue. Adjusted Income – GAAP net income excluding Toys “R” Us bankruptcy charge, CEO succession costs, acquisition-related expenses, tax reform, Venezuelan currency remeasurement related charges, patent litigation charges, asset impairment charges, restructuring charges, non-cash share-based compensation expense, intangible asset amortization expense, and EPA compliance costs (as applicable) Adjusted Operating Income – GAAP operating income excluding Toys “R” Us bankruptcy charge, CEO succession costs, acquisition-related expenses, Venezuelan currency remeasurement related charges, patent litigation charges, asset impairment charges, restructuring charges, non-cash share-based compensation expense, intangible asset amortization expense, and EPA compliance costs (as applicable) Adjusted Operating Margin – Non-GAAP Adjusted Operating Income divided by net sales Capital Deployment – Combination of capital used to repurchase shares of common stock and capital used in acquisitions, capital expenditures and in some cases working capital Compound Annual Growth Rate (CAGR) – Implied annual rate of return that would be required for compounded growth from a beginning balance to an ending balance Core and Non-Core Business – Core business is defined as strategic business that the Company expects to be an ongoing part of its operations, and Non-Core business as business or net assets (including net assets held for sale) that it expects to divest within a year of its designation as Non-Core. Core and Non-Core Adjusted Diluted EPS – GAAP and Non-GAAP Core and Non-Core Adjusted Income divided by diluted shares outstanding EBITDA – Earnings before interest, taxes, depreciation and amortization expense, as reported EPA – U.S. Environmental Protection Agency EPA compliance costs – Charges incurred in conjunction with EPA packaging compliance for certain products in the air filtration, water filtration and humidification categories within the Health & Wellness segment. ESG – Environmental, Social, and Governance criteria refer to non-financial performance indicators used by investors to screen potential investments Enterprise Value (EV) is defined as market capitalization, plus total debt, less cash and cash equivalents. Trailing twelve month (TTM) adjusted EBITDA is for the twelve-month period ended November 30, 2021. Free Cash Flow (FCF) – Net cash provided by operating activities less capital and intangible asset expenditures

Glossary of Terms Leadership Brand Net Sales (LB) – Consists of revenue from the OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar brands Leverage Ratio – Total current and long-term debt plus outstanding letters of credit, divided by EBITDA plus non-cash charges and certain allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as defined in our Credit Agreement. Online Channel Net Sales – Direct to consumer online net sales, net sales to retail customers fulfilling end-consumer online orders and net sales to pure-play online retailers Organic Business – Net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity. Peer Group – Derived from the Company’s compensation peer group for FY22, which includes Church & Dwight Co. Inc., The Clorox Company, Coty Inc., Edgewell Personal Care Company, Energizer Holdings, Inc., La-Z-Boy Incorporated, Lifetime Brands Inc., Newell Brands, Inc., Nu Skin Enterprises Inc., Prestige Consumer Healthcare, Inc., Revlon Inc., Spectrum Brand Holdings Inc., Tempur Sealy International Inc., Tupperware Brands Corp and Yeti Holdings Inc. Project Refuel – In fiscal 2018, we announced a restructuring plan (referred to as “Project Refuel”). Project Refuel includes charges for a reduction-in-force and the elimination of certain contracts. Restructuring charges – Charges incurred in connection with the Company’s restructuring plan (Project Refuel). 20

Reconciliation of Non-GAAP Financial Measures - GAAP Operating Income to Adjusted Operating Income (Non-GAAP) (Unaudited) (in thousands)

	Fiscal Years Ended Last Day of February,																	
	2022		2021		2020		2019		2018		2017		2016		2015		2014	
Operating income as reported (GAAP)	$272,550	12.3 %	$281,488	13.4 %	$178,251	10.4 %	$199,379	12.7 %	$169,062	11.4 %	$169,664	12.1 %	$116,294	8.4 %	$152,215	11.4 %	$117,100	9.0 %
EPA compliance costs	32,354	1.5 %	—	— %	—	— %	—	— %	—	— %	—	— %	—	— %	—	— %	—	— %
Asset impairment charges	—	— %	8,452	0.4 %	41,000	2.4 %	—	— %	15,447	1.0 %	2,900	0.2 %	6,000	0.4 %	9,000	0.7 %	12,049	0.9 %
Restructuring charges	380	— %	350	— %	3,313	0.2 %	3,586	0.2 %	1,857	0.1 %	—	— %	—	— %	—	— %	—	— %
Toys "R" Us bankruptcy charge	—	— %	—	— %	—	— %	—	— %	3,596	0.2 %	—	— %	—	— %	—	— %	—	— %
CEO succession costs	—	— %	—	— %	—	— %	—	— %	—	— %	—	— %	6,003	0.4 %	—	— %	18,228	1.4 %
Acquisition-related expenses	2,424	0.1 %	—	— %	2,546	0.1 %	—	— %	—	— %	—	— %	698	0.1 %	—	— %	—	— %
Venezuela re-measurement related charges	—	— %	—	— %	—	— %	—	— %	—	— %	—	— %	18,733	1.4 %	—	— %	—	— %
Patent litigation charge	—	— %	—	— %	—	— %	—	— %	—	— %	1,468	0.1 %	17,830	1.3 %	—	— %	—	— %
Subtotal	307,708	13.8 %	290,290	13.8 %	225,110	13.2 %	202,965	13.0 %	189,962	12.8 %	174,032	12.4 %	165,558	12.0 %	161,215	12.1 %	147,377	11.3 %
Amortization of intangible assets	12,764	0.6 %	17,643	0.8 %	21,271	1.2 %	14,204	0.9 %	18,854	1.3 %	22,024	1.6 %	21,514	1.6 %	21,156	1.6 %	21,612	1.7 %
Non-cash share-based compensation	34,618	1.6 %	26,418	1.3 %	22,929	1.3 %	22,053	1.4 %	15,054	1.0 %	13,861	1.0 %	7,164	0.5 %	5,541	0.4 %	14,232	1.1 %
Adjusted operating income (non-GAAP)	$355,090	16.0 %	$334,351	15.9 %	$269,310	15.8 %	$239,222	15.3 %	$223,870	15.1 %	$209,917	15.0 %	$194,236	14.0 %	$187,912	14.1 %	$183,221	14.0 %

21

Helen of Troy

Reconciliation of Non-GAAP Financial Measures - GAAP Diluted Earnings Per Share ("EPS") to Adjusted Diluted EPS (Non-GAAP) (Unaudited)

	Fiscal Years Ended Last Day of February,								
	2022	2021	2020	2019	2018	2017	2016	2015	2014
Diluted EPS as reported (GAAP)	$ 9.17	$ 10.08	$ 6.02	$ 6.62	$ 4.73	$ 5.17	$ 3.23	$ 4.36	$ 2.66
EPA compliance costs, net of tax	1.31	—	—	—	—	—	—	—	—
Tax reform	—	(0.37)	—	—	0.66	—	—	—	—
Asset impairment charges, net of tax	—	0.30	1.44	—	0.51	0.09	0.18	0.28	0.37
Restructuring charges, net of tax	0.02	0.01	0.12	0.13	0.07	—	—	—	—
Toys "R" Us bankruptcy charge, net of tax	—	—	—	—	0.12	—	—	—	—
CEO succession costs, net of tax	—	—	—	—	—	—	0.14	—	0.51
Acquisition-related expenses, net of tax	0.10	—	0.10	—	—	—	0.02	—	—
Venezuela re-measurement related charges, net of tax	—	—	—	—	—	—	0.65	—	—
Patent litigation charge, net of tax	—	—	—	—	—	0.05	0.62	—	—
Subtotal	10.58	10.02	7.68	6.75	6.08	5.32	4.85	4.64	3.54
Amortization of intangible assets, net of tax	0.48	0.67	0.79	0.53	0.66	0.73	0.71	0.70	0.64
Non-cash share-based compensation, net of tax	1.30	0.97	0.83	0.79	0.49	0.44	0.22	0.16	0.32
Adjusted diluted EPS (non-GAAP)	$ 12.36	$ 11.65	$ 9.30	$ 8.06	$ 7.24	$ 6.49	$ 5.78	$ 5.50	$ 4.50
Weighted average shares of common stock used in computing diluted EPS	24,410	25,196	25,322	26,303	27,254	27,891	28,749	29,035	32,344

22

Helen of Troy

Reconciliation of Non-GAAP Financial Measures - GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (Unaudited) (in thousands) Fiscal Years Ended Last Day of February, 2022 2021 2020 2019 2018 2017 2016 2015 2014 Net cash provided by operating activities (GAAP) $ 140,823 $ 314,106 $ 271,293 $ 200,568 $ 218,609 $ 212,491 $ 170,263 $ 171,742 $ 154,165 Less: Capital and intangible asset expenditures (78,039) (98,668) (17,759) (26,385) (13,605) (15,507) (16,676) (5,908) (40,463) Free cash flow (non-GAAP) $ 62,784 $ 215,438 $ 253,534 $ 174,183 $ 205,004 $ 196,984 $ 153,587 $ 165,834 $ 113,702 23

Consolidated Core and Non-Core Net Sales and Adjusted Diluted EPS (Non-GAAP) (Unaudited) (in thousands, except per share data) Fiscal Years Ended Last Day of February, $ Change % Change 2022 2021 2020 2019 2018 2017 22/21 21/20 20/19 19/18 18/17 22/21 21/20 20/19 19/18 18/17 Sales revenue, net Core $ 2,189,239 $ 2,020,453 $ 1,615,094 $ 1,460,960 $ 1,370,040 $ 1,281,399 $ 168,786 $405,359 $154,134 $ 90,920 $ 88,641 8.4% 25.1% 10.6% 6.6% 6.9 % Non-Core 34,116 78,346 92,338 103,191 108,805 116,136 (44,230) (13,992) (10,853) (5,614) (7,331) (56.5)% (15.2)% (10.5)% (5.2)% (6.3)% Total $ 2,223,355 $ 2,098,799 $ 1,707,432 $ 1,564,151 $ 1,478,845 $ 1,397,535 $ 124,556 $391,367 $143,281 $ 85,306 $ 81,310 5.9% 22.9% 9.2% 5.8% 5.8 % Fiscal Years Ended Last Day of February, $ Change % Change 2022 2021 2020 2019 2018 2017 22/21 21/20 20/19 19/18 18/17 22/21 21/20 20/19 19/18 18/17 Adjusted Diluted EPS (non-GAAP) Core $ 12.18 $ 11.03 $ 8.72 $ 7.27 $ 6.51 $ 5.92 $ 1.15 $ 2.31 $ 1.45 $ 0.76 $ 0.59 10.4% 26.5% 19.9% 11.7% 10.0 % Non-Core 0.18 0.62 0.58 0.79 0.73 0.57 (0.44) 0.04 (0.21) 0.06 0.16 (71.0)% 6.9% (26.6)% 8.2% 28.1 % Total $ 12.36 $ 11.65 $ 9.30 $ 8.06 $ 7.24 $ 6.49 $ 0.71 $ 2.35 $ 1.24 $ 0.82 $ 0.75 6.1% 25.3% 15.4% 11.3% 11.6% 24

Net Sales Revenue, Diluted EPS and Adjusted Diluted EPS (Non-GAAP) Period Over Period Growth (Decline) (Unaudited) (in thousands, except per share data)

	Three Months Ended Last Day of February,			% Change	
	2022	2021	2020	FY22/FY21	FY22/FY20
Consolidated net sales revenue	$ 582,020	$ 509,375	$ 442,365	14.3 %	31.6 %
Core business net sales revenue	578,141	493,458	421,640	17.2 %	37.1 %
Home & Outdoor net sales revenue	210,847	162,463	144,948	29.8 %	45.5 %
Health & Wellness net sales revenue	227,605	228,623	185,854	(0.4)%	22.5 %
Beauty Core net sales revenue	139,689	102,372	90,838	36.5 %	53.8 %
Leadership Brand net sales revenue	480,391	417,931	347,713	14.9 %	38.2 %
Online channel net sales revenue	162,107	140,016	107,329	15.8 %	51.0 %
Consolidated Diluted EPS	$ 1.64	$ 0.90	$ (0.13)	82.2 %	*
Consolidated Adjusted Diluted EPS (non-GAAP)	2.51	1.57	1.88	59.9 %	33.5 %
Core Adjusted Diluted EPS (non-GAAP)	2.51	1.42	1.73	76.8 %	45.1 %

* Calculation is not meaningful.

	Year Ended Last Day of February,			% Change	
	2022	2021	2020	FY22/FY21	FY22/FY20
Consolidated net sales revenue	$ 2,223,355	$ 2,098,799	$ 1,707,432	5.9 %	30.2 %
Core business net sales revenue	2,189,239	2,020,453	1,615,094	8.4 %	35.5 %
Home & Outdoor net sales revenue	865,844	727,354	640,965	19.0 %	35.1 %
Health & Wellness net sales revenue	777,080	890,191	685,397	(12.7)%	13.4 %
Beauty Core net sales revenue	546,315	402,908	288,732	35.6 %	89.2 %
Leadership Brand net sales revenue	1,810,249	1,706,545	1,360,059	6.1 %	33.1 %
Online channel net sales revenue	531,114	538,191	407,230	(1.3)%	30.4 %
Consolidated Diluted EPS	$ 9.17	$ 10.08	$ 6.02	(9.0)%	52.3 %
Consolidated Adjusted Diluted EPS (non-GAAP)	12.36	11.65	9.30	6.1 %	32.9 %
Core Adjusted Diluted EPS (non-GAAP)	12.18	11.03	8.72	10.4 %	39.7 %

25

Helen of Troy

Reconciliation of Non-GAAP Financial Measures - GAAP Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (Unaudited)

	Fiscal Years Ended Last Day of February,					
Core Business:	2022	2021	2020	2019	2018	2017
Diluted EPS, as reported	$ 9.00	$ 9.76	$ 7.16	$ 5.89	$ 4.72	$ 4.88
Acquisition-related expenses, net of tax	0.10	—	0.10	—	—	—
EPA compliance costs, net of tax	1.31	—	—	—	—	—
Patent litigation charge, net of tax	—	—	—	—	—	0.05
Restructuring charges, net of tax	0.02	0.01	0.11	0.11	0.04	—
Tax Reform	—	(0.37)	—	—	0.66	—
Toys "R" Us bankruptcy charge, net of tax	—	—	—	—	0.12	—
Subtotal	10.41	9.40	7.37	6.00	5.54	4.93
Amortization of intangible assets, net of tax	0.48	0.67	0.53	0.49	0.49	0.56
Non-cash share-based compensation, net of tax	1.29	0.97	0.82	0.78	0.48	0.43
Adjusted Diluted EPS (non-GAAP)	$ 12.18	$ 11.03	$ 8.72	$ 7.27	$ 6.51	$ 5.92

	Fiscal Years Ended Last Day of February,					
Non-Core Business:	2022	2021	2020	2019	2018	2017
Diluted EPS, as reported	$ 0.17	$ 0.32	$ (1.14)	$ 0.73	$ 0.01	$ 0.29
Asset impairment charges, net of tax	—	0.30	1.44	—	0.51	0.09
Restructuring charges, net of tax	—	—	0.01	0.02	0.03	—
Subtotal	0.17	0.62	0.31	0.75	0.55	0.38
Amortization of intangible assets, net of tax	—	—	0.26	0.04	0.17	0.17
Non-cash share-based compensation, net of tax	0.01	—	0.01	0.01	0.01	0.01
Adjusted Diluted EPS (non-GAAP)	$ 0.18	$ 0.62	$ 0.58	$ 0.79	$ 0.73	$ 0.57
Diluted EPS, as reported (GAAP)	$ 9.17	$ 10.08	$ 6.02	$ 6.62	$ 4.73	$ 5.17

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Helen of Troy

Consolidated Core and Non-Core Net Sales (Unaudited) (in thousands) Quarterly Period Ended Fiscal Year 2021: May August November February Fiscal Year Total Sales revenue, net Core $ 399,519 $ 509,710 $ 617,766 $ 493,458 $ 2,020,453 Non-Core 21,316 21,142 19,971 15,917 78,346 Total $ 420,835 $ 530,852 $ 637,737 $ 509,375 $ 2,098,799 Quarterly Period Ended Fiscal Year 2020: May August November February Fiscal Year Total Sales revenue, net Core $ 353,576 $ 389,136 $ 450,742 $ 421,640 $ 1,615,094 Non-Core 22,759 24,859 23,995 20,725 92,338 Total $ 376,335 $ 413,995 $ 474,737 $ 442,365 $ 1,707,432 Quarterly Period Ended Fiscal Year 2022: May August November February Fiscal Year Total Sales revenue, net Core $ 521,104 $ 469,485 $ 620,509 $ 578,141 $ 2,189,239 Non-Core 20,119 5,743 4,375 3,879 34,116 Total $ 541,223 $ 475,228 $ 624,884 $ 582,020 $ 2,223,355 27

Quarterly Period Ended Fiscal Year 2021: May August November February Fiscal Year Total Adjusted Diluted EPS (non-GAAP) Core $ 2.43 $ 3.56 $ 3.61 $ 1.42 $ 11.03 Non-Core 0.10 0.21 0.15 0.15 0.62 Total $ 2.53 $ 3.77 $ 3.76 $ 1.57 $ 11.65 Quarterly Period Ended Fiscal Year 2020: May August November February Fiscal Year Total Adjusted Diluted EPS (non-GAAP) Core $ 1.95 $ 2.05 $ 2.98 $ 1.73 $ 8.72 Non-Core 0.11 0.19 0.14 0.15 0.58 Total $ 2.06 $ 2.24 $ 3.12 $ 1.88 $ 9.30 Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (Unaudited) Quarterly Period Ended Fiscal Year 2022: May August November February Fiscal Year Total Adjusted Diluted EPS (non-GAAP) Core $ 3.31 $ 2.65 $ 3.72 $ 2.51 $ 12.18 Non-Core 0.17 — — — 0.18 Total $ 3.48 $ 2.65 $ 3.72 $ 2.51 $ 12.36 28

Reconciliation of Non-GAAP Financial Measures - GAAP Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (Unaudited) for Fiscal Year 2022 Quarterly Period Ended Core Business: May August November February Fiscal Year 2022 Diluted EPS, as reported $ 2.15 $ 2.11 $ 3.10 $ 1.64 $ 9.00 Acquisition-related expenses, net of tax — — 0.06 0.03 0.10 EPA compliance costs, net of tax 0.52 0.12 0.20 0.46 1.31 Restructuring charges, net of tax — 0.01 — — 0.02 Subtotal 2.67 2.24 3.36 2.13 10.41 Amortization of intangible assets, net of tax 0.11 0.11 0.11 0.14 0.48 Non-cash share-based compensation, net of tax 0.53 0.29 0.24 0.23 1.29 Adjusted Diluted EPS (non-GAAP) $ 3.31 $ 2.65 $ 3.72 $ 2.51 $ 12.18 Quarterly Period Ended Non-Core Business: May August November February Fiscal Year 2022 Diluted EPS, as reported $ 0.16 $ — $ — $ — $ 0.17 Non-cash share-based compensation, net of tax — — — — 0.01 Adjusted Diluted EPS (non-GAAP) $ 0.17 $ — $ — $ — $ 0.18 Diluted EPS, as reported (GAAP) $ 2.31 $ 2.11 $ 3.10 $ 1.64 $ 9.17 29

Reconciliation of Non-GAAP Financial Measures - GAAP Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (Unaudited) for Fiscal Year 2021 Quarterly Period Ended Core Business: May August November February Fiscal Year 2021 Diluted EPS, as reported $ 2.27 $ 3.22 $ 3.19 $ 1.05 $ 9.76 Restructuring charges, net of tax 0.01 — — — 0.01 Tax Reform (0.37) — — — (0.37) Subtotal 1.92 3.22 3.19 1.05 9.40 Amortization of intangible assets, net of tax 0.17 0.17 0.17 0.16 0.67 Non-cash share-based compensation, net of tax 0.34 0.17 0.25 0.21 0.97 Adjusted Diluted EPS (non-GAAP) $ 2.43 $ 3.56 $ 3.61 $ 1.42 $ 11.03 Quarterly Period Ended Non-Core Business: May August November February Fiscal Year 2021 Diluted EPS, as reported $ 0.10 $ 0.21 $ 0.15 $ (0.15) $ 0.32 Asset impairment charges, net of tax — — — 0.30 0.30 Adjusted Diluted EPS (non-GAAP) $ 0.10 $ 0.21 $ 0.15 $ 0.15 $ 0.62 Diluted EPS, as reported (GAAP) $ 2.37 $ 3.43 $ 3.34 $ 0.90 $ 10.08 30

Reconciliation of Non-GAAP Financial Measures - GAAP Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (Unaudited) for Fiscal Year 2020 Quarterly Period Ended Core Business: May August November February Fiscal Year 2020 Diluted EPS, as reported $ 1.52 $ 1.71 $ 2.62 $ 1.31 $ 7.16 Acquisition-related expenses, net of tax — — 0.06 0.04 0.10 Restructuring charges, net of tax 0.02 — — 0.08 0.11 Subtotal 1.55 1.71 2.68 1.43 7.37 Amortization of intangible assets, net of tax 0.13 0.12 0.13 0.15 0.53 Non-cash share-based compensation, net of tax 0.28 0.22 0.17 0.15 0.82 Adjusted Diluted EPS (non-GAAP) $ 1.95 $ 2.05 $ 2.98 $ 1.73 $ 8.72 Quarterly Period Ended Non-Core Business: May August November February Fiscal Year 2020 Diluted EPS, as reported $ 0.09 $ 0.12 $ 0.09 $ (1.44) $ (1.14) Asset impairment charges, net of tax — — — 1.43 1.44 Restructuring charges, net of tax — 0.01 — — 0.01 Subtotal 0.09 0.13 0.09 (0.01) 0.31 Amortization of intangible assets, net of tax 0.02 0.05 0.05 0.15 0.26 Non-cash share-based compensation, net of tax — 0.01 — — 0.01 Adjusted Diluted EPS (non-GAAP) $ 0.11 $ 0.19 $ 0.14 $ 0.15 $ 0.58 Diluted EPS, as reported (GAAP) $ 1.61 $ 1.83 $ 2.71 $ (0.13) $ 6.02 31

Reconciliation of Non-GAAP Financial Measures - GAAP Net Income and Diluted EPS to Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (Unaudited)
(in thousands, except per share data)

	Three Months Ended February 28, 2022					
	Income			Diluted EPS		
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$ 47,123	$ 7,329	$ 39,794	$ 1.94	$ 0.30	$ 1.64
Acquisition-related expenses	819	29	790	0.03	—	0.03
EPA compliance costs	11,356	170	11,186	0.47	0.01	0.46
Subtotal	59,298	7,528	51,770	2.44	0.31	2.13
Amortization of intangible assets	3,801	407	3,394	0.16	0.02	0.14
Non-cash share-based compensation	6,269	610	5,659	0.26	0.03	0.23
Adjusted (non-GAAP)	$ 69,368	$ 8,545	$ 60,823	$ 2.86	$ 0.35	$ 2.51
Weighted average shares of common stock used in computing diluted EPS						24,259

	Three Months Ended February 28, 2021					
	Income			Diluted EPS		
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$ 21,595	$ (577)	$ 22,172	$ 0.87	$ (0.02)	$ 0.90
Asset impairment charges	8,452	1,009	7,443	0.34	0.04	0.30
Restructuring charges	(5)	—	(5)	—	—	—
Subtotal	30,042	432	29,610	1.21	0.02	1.20
Amortization of intangible assets	4,116	214	3,902	0.17	0.01	0.16
Non-cash share-based compensation	5,764	520	5,244	0.23	0.02	0.21
Adjusted (non-GAAP)	$ 39,922	$ 1,166	$ 38,756	$ 1.61	$ 0.05	$ 1.57
Weighted average shares of common stock used in computing diluted EPS						24,737

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Reconciliation of Non-GAAP Financial Measures - GAAP Net Income and Diluted EPS to Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (Unaudited)
(in thousands, except per share data)

	Fiscal Year Ended February 28, 2022					
	Income			Diluted EPS		
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$ 259,966	$ 36,202	$ 223,764	$ 10.65	$ 1.48	$ 9.17
Acquisition-related expenses	2,424	87	2,337	0.10	—	0.10
EPA compliance costs	32,354	485	31,869	1.33	0.02	1.31
Restructuring charges	380	6	374	0.02	—	0.02
Subtotal	295,124	36,780	258,344	12.09	1.51	10.58
Amortization of intangible assets	12,764	1,010	11,754	0.52	0.04	0.48
Non-cash share-based compensation	34,618	2,965	31,653	1.42	0.12	1.30
Adjusted (non-GAAP)	$ 342,506	$ 40,755	$ 301,751	$ 14.03	$ 1.67	$ 12.36
Weighted average shares of common stock used in computing diluted EPS						24,410

	Fiscal Year Ended February 28, 2021					
	Income			Diluted EPS		
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$ 269,430	$ 15,484	$ 253,946	$ 10.69	$ 0.61	$ 10.08
Asset impairment charges	8,452	1,009	7,443	0.34	0.04	0.30
Restructuring charges	350	2	348	0.01	—	0.01
Tax reform	—	9,357	(9,357)	—	0.37	(0.37)
Subtotal	278,232	25,852	252,380	11.04	1.03	10.02
Amortization of intangible assets	17,643	865	16,778	0.70	0.03	0.67
Non-cash share-based compensation	26,418	1,926	24,492	1.05	0.08	0.97
Adjusted (non-GAAP)	$ 322,293	$ 28,643	$ 293,650	$ 12.79	$ 1.14	$ 11.65
Weighted average shares of common stock used in computing diluted EPS						25,196

33

Helen of Troy

Reconciliation of Non-GAAP Financial Measures - GAAP Net Income and Diluted EPS to Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (Unaudited)
(in thousands, except per share data)

	Three Months Ended February 29, 2020					
	Income			Diluted EPS		
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$ (6,078)	$ (2,923)	$ (3,155)	$ (0.24)	$ (0.12)	$ (0.13)
Acquisition-related expenses	1,071	16	1,055	0.04	—	0.04
Asset impairment charges	41,000	4,574	36,426	1.61	0.18	1.43
Restructuring charges	2,252	93	2,159	0.09	—	0.08
Subtotal	38,245	1,760	36,485	1.51	0.07	1.44
Amortization of intangible assets	8,142	624	7,518	0.32	0.02	0.30
Non-cash share-based compensation	4,186	369	3,817	0.16	0.01	0.15
Adjusted (non-GAAP)	$ 50,573	$ 2,753	$ 47,820	$ 1.99	$ 0.11	$ 1.88
Weighted average shares of common stock used in computing diluted EPS						25,403

	Fiscal Year Ended February 29, 2020					
	Income			Diluted EPS		
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$ 165,940	$ 13,607	$ 152,333	$ 6.55	$ 0.54	$ 6.02
Acquisition-related expenses	2,546	38	2,508	0.10	—	0.10
Asset impairment charges	41,000	4,574	36,426	1.62	0.18	1.44
Restructuring charges	3,313	161	3,152	0.13	0.01	0.12
Subtotal	212,799	18,380	194,419	8.40	0.73	7.68
Amortization of intangible assets	21,271	1,245	20,026	0.84	0.05	0.79
Non-cash share-based compensation	22,929	1,803	21,126	0.91	0.07	0.83
Adjusted (non-GAAP)	$ 256,999	$ 21,428	$ 235,571	$ 10.15	$ 0.85	$ 9.30
Weighted average shares of common stock used in computing diluted EPS						25,322

34

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Fiscal 2023 Outlook for Net Sales Revenue (Unaudited) (in thousands) Core Business: Net sales revenue $ 2,189,239 $ 2,375,000 — $ 2,420,000 Net sales revenue growth 8.5% — 10.5% Consolidated: Fiscal 2022 Outlook Fiscal 2023 Net sales revenue $ 2,223,355 $ 2,375,000 — $ 2,420,000 Net sales revenue growth 6.8% — 8.8% 35

Reconciliation of Non-GAAP Financial Measures - Fiscal 2023 Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non-GAAP) (Unaudited) Core Business: Fiscal Year Ended February 28, 2022 Outlook Fiscal 2023 Diluted EPS, as reported (GAAP) $ 9.00 $ 9.92 — $ 10.38 Acquisition-related expenses, net of tax 0.10 0.05 — 0.03 EPA compliance costs, net of tax 1.31 0.72 — 0.62 Restructuring charges, net of tax 0.02 — — — Subtotal 10.41 10.69 — 11.03 Amortization of intangible assets, net of tax 0.48 0.69 — 0.67 Non-cash share-based compensation, net of tax 1.29 1.35 — 1.33 Adjusted diluted EPS (non-GAAP) $ 12.18 $ 12.73 — $ 13.03 Adjusted diluted EPS (non-GAAP) growth 4.5% — 7.0 % Consolidated: Fiscal Year Ended February 28, 2022 Outlook Fiscal 2023 Diluted EPS, as reported (GAAP) $ 9.17 $ 9.92 — $ 10.38 Acquisition-related expenses, net of tax 0.10 0.05 — 0.03 EPA compliance costs, net of tax 1.31 0.72 — 0.62 Restructuring charges, net of tax 0.02 — — — Subtotal 10.58 10.69 — 11.03 Amortization of intangible assets, net of tax 0.48 0.69 — 0.67 Non-cash share-based compensation, net of tax 1.30 1.35 — 1.33 Adjusted diluted EPS (non-GAAP) $ 12.36 $ 12.73 — $ 13.03 Adjusted diluted EPS (non-GAAP) growth 3.0% — 5.4% 36

Reconciliation of Non-GAAP Financial Measures - Fiscal 2023 First Quarter Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non- GAAP) (Unaudited) 37 Consolidated: Outlook Q1 Fiscal 2023 Diluted EPS, as reported (GAAP) $ 0.93 — $ 1.21 Acquisition-related expenses, net of tax 0.05 — 0.03 EPA compliance costs, net of tax 0.36 — 0.31 Subtotal 1.34 — 1.55 Amortization of intangible assets, net of tax 0.17 — 0.17 Non-cash share-based compensation, net of tax 0.34 — 0.33 Adjusted diluted EPS (non-GAAP) $ 1.85 — $ 2.05